UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2010

NUTRITION 21, INC.
(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Reference is made to the information set forth in Item 3.03 and is incorporated herein.

Item 3.03 Material Modification to Rights of Security Holders

In its Report on Form 8-K dated September 18, 2002, Nutrition 21, Inc. (the "Company") reported that it had adopted a Rights Plan that is governed by a rights agreement dated as of September 12, 2002 (the "Rights Agreement").

The Rights Agreement was amended on August 20, 2007 to clarify that the Board can provide that acquisitions of the Company’s common stock by one or more designated persons do not trigger the Rights Plan.  The Rights Agreement was further amended on August 15, 2010 to increase the threshold at which the Rights Plan is triggered.  Specifically, prior to the most recent amendment, the Rights Plan was to be triggered when a person or group acquired beneficial ownership of 15% or more of the Company's outstanding common stock. The amendment increased the threshold to 30%.

The Rights Agreement as amended and restated is filed as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document

4.01	Rights Agreement as amended and restated, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc. (Registrant)

Date: August 19, 2010	By:	/s/ Michael A. Zeher
Michael A. Zeher
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

4.01	Rights Agreement as amended and restated, filed herewith